Exhibit 10.3

KEY EMPLOYEE NON-COMPETITION AGREEMENT

This Key Employee Non-Competition Agreement (this “Agreement”) is being executed and delivered as of December 30, 2013 by Kevin Mandia (“Employee”) in favor and for the benefit of FireEye, Inc., a Delaware corporation (“Parent”). Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, Mandiant Corporation, a Delaware corporation (the “Company”), and certain other signatory parties have entered into an Agreement and Plan of Reorganization, dated of even date herewith (the “Merger Agreement”), pursuant to which each Parent will acquire the Company on the terms set forth in the Merger Agreement (the “Transactions”);

WHEREAS, Parent’s failure to receive the entire goodwill contemplated by the Transactions would have the effect of reducing the value of the Company to Parent;

WHEREAS, (i) as a condition and mutual inducement to the Transactions, (ii) as additional consideration for the consideration to be paid to the Company under the Merger Agreement and (iii) to preserve the value and goodwill of the Company after the Transactions, the Merger Agreement contemplates, among other things, that Employee shall enter into this Agreement and that this Agreement shall become effective on the Closing Date; and

WHEREAS, after the Closing Date, Parent agrees to employ Employee as an at-will employee.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein and in the Merger Agreement, Parent and Employee hereby agree as follows:

1. Effective Date. This Agreement shall be effective as of the Closing. This Agreement shall be null and void if the Transactions are not consummated.

2. Noncompetition. During the Non-Competition Period (as defined below), Employee shall not (other than in connection with his or her provision of services as an employee or consultant to any Parent Entity (as defined below)), without the prior written consent of Parent, directly or indirectly, whether Employee resigns voluntarily or is terminated by the Company involuntarily:

(a) engage, anywhere in the Restricted Territory (as defined below), in any Competing Business Purpose (as defined below);

(b) be or become an officer, director, member, stockholder, owner, affiliate, salesperson, co-owner, partner, trustee, promoter, technician, engineer, analyst, employee, agent, representative, supplier, contractor, consultant, advisor or manager of or to, or otherwise acquire or hold any interest in, or participate in or facilitate the financing, operation, management or control of, any Person or business that engages or participates in a Competing Business Purpose in the Restricted Territory; or

(c) contact, solicit or communicate with any Person known to Employee to be a customer of any Parent Entity or any former customer of the Company in connection with a Competing Business Purpose (whether or not such Employee has had personal contact with such Person) in such a way as to induce or attempt to induce any customer or former customer to terminate or alter their relationship with the Parent in such a way as to induce or attempt to induce any customer or former customer to terminate or alter their relationship with Parent;

provided, that nothing in this Agreement shall prevent or restrict Employee from any of the following: (i) owning as a passive investment less than 1% of the outstanding shares of the capital stock of a corporation (whether public or private) that is engaged in a Competing Business Purpose, provided that Employee is not otherwise associated with such corporation; (ii) owning a passive equity interest in a private debt or equity investment fund in which Employee does not have the ability to control or exercise any managerial influence over such fund; or (iii) any activity consented to in advance in writing by Parent.

“Competing Business Purpose” means any business, enterprise (including research and development), operation or activity in any respect competitive with or otherwise similar to the Company’s business, including any business that researches, develops, manufactures, offers, sells, distributes, makes commercially available, provides or otherwise disposes of any product or service that competes with any products, services or offerings of Parent and Company at the time of the Closing or any product, service, or offering that you were directly researching, developing, selling, or supporting during your employment

“Non-Competition Period” means the later of: (a) the period commencing on the Closing Date and ending on the two (2) year anniversary of the Closing Date; or (b) only if Employee does not work in California for Parent or a Parent Entity, the period commencing on the Closing Date and ending eighteen (18) months after the termination of Employee’s employment or consulting relationship with any Parent Entity. For avoidance of doubt, for example, in the event that Employee’s employment with a Parent Entity (“First Parent Entity”) terminates and Employee immediately thereafter begins working for another Parent Entity (“Second Parent Entity”) (including due to transfer), the Non-Competition Period shall not commence until after Employee ceases working with the Second Parent Entity.

“Parent Entity” means the Parent, any subsidiary, affiliate or designee of Parent (including the Company), or Parent’s successors or assigns.

“Restricted Territory” means each and every country, province, state, city, or other political subdivision of the world in which the Company or any of its subsidiaries or affiliates is currently engaged, or currently plans to engage in a Competing Business Purpose, or otherwise distributes, licenses or sells its products in connection with the Competing Business Purpose as of the Closing Date during the two-year period prior to the date upon which the Non-Competition Period commences.

3. Non-Solicitation. Employee further agrees that Employee shall not during the period commencing on the Closing Date and ending on the later of the two (2) year anniversary of the Closing Date or the termination of Employee’s employment with or provision of consulting services to any Parent Entity (the “Non-Solicitation Period”), directly or indirectly, without the prior written consent of Parent, whether Employee resigns voluntarily or is terminated by the Company involuntarily:

(a) personally or through any other Person, encourage, induce, attempt to induce, recruit, solicit, attempt to solicit (on Employee’s own behalf or on behalf of any other Person), hire, or take any other action that is intended to induce or encourage, any Former Company Employee (as defined below) or any other employee or consultant of any Parent Entity, to leave his or her employment or service with any Parent Entity or take away employees or consultants; or

(b) personally or through any other Person, encourage, induce, attempt to induce, recruit, solicit, attempt to solicit (on Employee’s own behalf or on behalf of any other Person), hire, or take any other action that is intended to induce or encourage any Former Company Employee or any other employee or consultant of any Parent Entity to engage in any activity in which Employee would, under the provisions of Section 2 hereof, be prohibited from engaging.

“Former Company Employee” means any current employee or consultant of the Company who accepts an offer of employment with any Parent Entity.

Notwithstanding the foregoing, for purposes of this Agreement, the placement of general advertisements that may be targeted to a particular geographic or technical area but that are not specifically targeted toward any Former Company Employee(s) or any employee(s) of any Parent Entity shall not be deemed to be a breach of this Section 3.

4. Term and Severability of Covenants. If Employee breaches any covenant set forth in Section 2 or Section 3 hereof, the term of such covenant shall be extended by the period of the duration of such breach. The covenants contained in Section 2 hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 2 hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), Parent and Employee agree that such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. If the provisions of Section 2 or Section 3 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, Parent and Employee agree that such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law.

5. Independence of Obligations. The covenants and obligations of Employee set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Employee, on the one hand, and any Parent Entity, on the other.

6. Employee Acknowledgement. Employee acknowledges that (i) Employee is a key employee, or key member of the management of the Company; (ii) the goodwill associated with the existing business, customers and assets of the Company prior to the Transactions is an integral component of the value of the Company to Parent and is reflected in the consideration payable to Employee in connection with the Transactions, and (iii) Employee’s agreement as set forth herein is necessary to preserve the value of the Company for Parent following the Closing. Employee also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company and Parent are engaged in a highly competitive industry, (B) Employee has had unique access to the trade secrets and know-how of the Company and Parent, including the plans and strategy (and, in particular, the competitive strategy) of the Company and Parent, (C) Employee has accepted an employment or consulting position with Parent in connection with the Transactions on terms that Employee believes are favorable to him or her, (D) by virtue of the Employee’s employment or consulting arrangement with the Parent, Employee will have access to Parent’s trade secrets and know how, including, Parent’s plans and strategy (and, in particular, Parent’s competitive strategy), (E) in the event Employee’s employment or consulting arrangement with the Parent Entity ended, Employee believes he would be able to obtain suitable and satisfactory employment without violation of this Agreement, and (F) Employee believes that this Agreement provides no more protection than is reasonably necessary to protect Parent’s legitimate interest in the goodwill, trade secrets and confidential information of the Company.

7. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed to be properly delivered, given and received (a) when delivered in person, (b) when transmitted by facsimile (with written confirmation), (c) on the third business day following the mailing thereof by certified or registered mail (return receipt requested) or (d) when delivered by an express courier with written confirmation, to the respective parties at the following addresses (or to such other address or facsimile number as such party may have specified in a written notice given to the other parties):

(a) if to Parent, to:

FireEye, Inc.

1440 McCarthy Blvd.

Milpitas, CA 95035

Attn: Alexa King, SVP, General Counsel and Secretary

with a copy to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA

Attn: Michael S. Ringler, Esq.

(b) Facsimile: (650) 493-6811if to Employee, to the address for notice set forth on Employee’s signature page hereto.

8. Severability. Subject to Section 4, if any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of (i) such provision or part thereof under any other circumstances or in any other jurisdiction or (ii) the remainder of such provision or the validity or enforceability of any other provision of this Agreement.

9. Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and the Commonwealth of Pennsylvania, as such laws apply to agreements entered into and to be performed entirely within the Commonwealth of Pennsylvania.

10. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any right, power, privilege or remedy under this Agreement, shall operate as a waiver of such right, power, privilege or remedy; and no single or partial exercise of any such right, power, privilege or remedy shall preclude any other or further exercise thereof or of any other right, power, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any right, power, privilege or remedy under this Agreement, unless the waiver of such claim, right, power, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the waiving party; and any such waiver shall only apply to the specific instance to which such waiver relates.

11. Entire Agreement. This Agreement, and the other agreements referred to herein, set forth the entire understanding of Employee and Parent relating to the subject matter hereof and supersedes all prior agreements and understandings between any of such parties relating to the subject matter hereof. Employee understands and agrees that he or she has had an opportunity to seek his or her own counsel in his or her review of this Agreement.

12. Amendments. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Employee.

13. Assignment. This Agreement and all obligations hereunder are personal to Employee and may not be assigned, delegated or otherwise transferred by Employee at any time. Parent may assign this Agreement and all other rights acquired hereunder in their entirety or in part at any time to any of its affiliates.

14. Binding Nature. This Agreement will be binding upon Employee and Employee’s representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of, the Parent Entities.

15. Counterpart Execution. This Agreement may be executed in counterparts and may be delivered by facsimile transmission, which, when taken together, shall constitute one agreement.

16. Construction. For purposes of this Agreement, the parties hereto agree that, unless a clear contrary intention appears: (a) the singular number shall include the plural, and vice versa; (b) reference to any gender includes each other gender; (c) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (d) reference to any legal requirement means such legal requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any legal requirement means that provision of such legal requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (e) “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; (f) all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement, except as otherwise indicated; (g) the headings in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement; (h) “or” is used in the inclusive sense of “and/or”; (i) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and (j) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof.

17. Each party has been represented by counsel or has had the opportunity to retain counsel during the negotiation and execution of this Agreement and waives the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“EMPLOYEE”	/s/ Kevin Mandia
Kevin Mandia

“PARENT”	FireEye, Inc.
a Delaware corporation

/s/ David DeWalt
By: David DeWalt
Its: CEO & Chairman of the Board